Exhibit 99
Form 5 — Joint Filer Information

Name [Ticker]:	AIMCO — GP, Inc. [None]

Address:	4582 South Ulster Street Parkway, Suite 1100,
Denver, CO

Designated Filer:	Apartment Investment and Management Company

Issuer & Ticker Symbol:	National Property Investors 5

Date of Event Requiring Statement:	September 16, 2008; December 30, 2008

Signature:	/s/ Derek McCandless

Derek McCandless Senior Vice President and Assistant Secretary

Name [Ticker]:	AIMCO IPLP, L..P. [None]

Address:	4582 South Ulster Street Parkway, Suite 1100,
Denver, CO

Designated Filer:	Apartment Investment and Management Company

Issuer & Ticker Symbol:	National Property Investors 5

Date of Event Requiring Statement:	September 16, 2008; December 30, 2008

Signature:	/s/ Derek McCandless

Derek McCandless Senior Vice President and Assistant Secretary

Name [Ticker]:	AIMCO/IPT, Inc. [None]

Address:	4582 South Ulster Street Parkway, Suite 1100,
Denver, CO

Designated Filer:	Apartment Investment and Management Company

Issuer & Ticker Symbol:	National Property Investors 5

Date of Event Requiring Statement:	September 16, 2008; December 30, 2008

Signature:	/s/ Derek McCandless

Derek McCandless Senior Vice President and Assistant Secretary